AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 1999
                            REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

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                          CORNELL CORRECTIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                         76-0433642
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization                           Identification No.)

                       1700 WEST LOOP SOUTH, SUITE 1500
                                HOUSTON, TEXAS
                   (Address of Principal Executive Offices)
                                    77027
                                  (Zip Code)

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     CORNELL CORRECTIONS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
            CORNELL CORRECTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN
                      CORNELL DEFERRED COMPENSATION PLAN
                           (Full title of the plan)
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                               DAVID M. CORNELL
                           CHIEF EXECUTIVE OFFICER
                          CORNELL CORRECTIONS, INC.
                       1700 WEST LOOP SOUTH, SUITE 1500
                             HOUSTON, TEXAS 77027
                   (Name and Address of Agent for Service)

                    Telephone Number, Including Area Code,
                             of Agent for Service:
                                (713) 623-0790

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
    TITLE OF             AMOUNT      PROPOSED MAXIMUM   PROPOSED MAXIMUM
SECURITIES TO BE          TO BE       OFFERING PRICE       AGGREGATE            AMOUNT OF
   REGISTERED         REGISTERED(1)    PER  SHARE(2)    OFFERING PRICE(2)   REGISTRATION FEE(2)
===============================================================================================
Common Stock (par
value $.001 per share)  970,000           $21.05          $20,422,193             $5,678
===============================================================================================

(1) A previous Registration Statement (File No. 333-19145) registered 639,140 shares of Cornell Corrections, Inc. ( the "Company") common stock, $.001 par value per share ("Common Stock"), offered under the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"). This Registration Statement is being filed to register 620,000 additional shares of Common Stock that may be purchased under the amended and restated 1996 Plan (the "Amended Plan"). This Registration Statement also covers 250,000 shares that may be purchased under the Employee Stock Purchase Plan and 100,000 shares that may be issued under the Deferred Compensation Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold hereby.

(2) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the option exercise prices of options to acquire 589,880 shares of Common Stock which have been granted under the Amended Plan, and the average of the high and low sales price of the shares of Common Stock of the Company quoted on the New York Stock Exchange on June 2, 1999, with respect to (i) 30,120 shares of Common Stock which may be purchased pursuant to options which may be granted under the Amended Plan, (ii) 250,000 shares of Common Stock which may be purchased under the Employee Stock Purchase Plan and (ii) 100,000 shares of Common Stock to be issued in connection with the Deferred Compensation Plan.

                             EXPLANATION STATEMENT

      A Registration Statement on Form S-8 (File No. 333-19145) (the "Original Registration Statement") was filed with the Securities and Exchange Commission (the "Commission") on December 31, 1996 covering the registration of 639,140 shares initially authorized for issuance under Cornell Corrections, Inc.'s (the "Company") 1996 Stock Option Plan (the "Plan"). A filing fee of $1,780.00 was paid at the time the Original Registration Statement was filed. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 620,000 shares under the Amended and Restated 1996 Stock Option Plan (the "Amended Plan") authorized by the Company's Board of Directors on February 23, 1998 and approved by the Company's stockholders on April 9, 1998. This Registration Statement also covers an aggregate of 350,000 shares of Common Stock issuable under the Employee Stock Purchase Plan and the Deferred Compensation Plan. The contents of the Original Registration Statement are incorporated herein by reference.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 are not required to be filed with the Commission as part of this Registration Statement on Form S-8. Such documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference and shall be deemed to be a part hereof:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

      2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

      3. Description of the Company's Common Stock set forth under the caption "Item 1. Description of Registrant's Securities to be Registered" on Form 8-A filed July 17, 1996 (as amended by Amendment No. 1 on Form 8A/A filed September 11, 1996); and

      4. Description of Rights set forth under the caption "Item 1. Description of Registrant's Securities to be Registered" on Form 8-A filed May 11, 1998, as amended by the Form 8-A/A filed May 15, 1998.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW

      Consistent with Section 145(a) of the Delaware General Corporation Law (the "DGCL"), the Company may indemnify and, in certain cases, must indemnify, any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

      This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses, and in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

CERTIFICATE OF INCORPORATION

      The Company's Restated Certificate of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification. Additionally, the Certificate of Incorporation provides that the Company will indemnify its officers and directors to the fullest extent permitted by the DGCL.

BYLAWS

      The Company's Amended and Restated Bylaws generally provide for indemnification, to the fullest extent authorized by the DGCL, of its officers, directors, legal representatives, employees or agents and persons serving at the request of the Company in such capacities for other business organizations against all expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by reason of his position with the Company or such other business organizations. The Bylaws further provide that the right to indemnification is a contract right and includes the right for the Company to pay the expenses incurred in defending any such proceeding in advance of its final disposition and consistent with the DGCL. In addition, the Bylaws provide that the Company may, by action of its board of directors, provide indemnification to employees and agents of the Company, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in the Bylaws.

INDEMNIFICATION AGREEMENTS

      The Company maintains Indemnification Agreements with each of its officers and directors. The Indemnification Agreements provide that the Company shall indemnify the officer or director and hold him harmless from any losses and expenses which, in type or amount, are not insured under the directors and officers' liability insurance maintained by the Company. The Indemnification Agreements generally provide that the Company indemnifies the officer or director against losses and expenses as a result of a claim or claims made against him for any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the officer or director or any of the foregoing alleged by any claimant or any claim against the officer or director solely by reason of him being an officer or director of the Company, subject to certain exclusions. The Indemnification Agreements also provide certain procedures regarding the right to indemnification and for the advancement of expenses.

INSURANCE

      The Company maintains a policy of liability insurance to insure its officers and directors against losses resulting from certain acts committed by them in their capacities as officers and directors of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.

ITEM 8. EXHIBITS

      The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
  NO.      DESCRIPTION

  4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

  4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

  4.3 Certificate representing Common Stock (incorporated by reference to
      Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-08243) (the "Form S-1")).

  4.4 Registration Rights Agreement dated as of March 31, 1994, as amended, among the Company and the stockholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.2 to the Form S-1).

  4.5 Rights Agreement dated as of May 1,1998 between the Company and American Securities Transfer & Trust, Inc., as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed May 11, 1998).

  4.6 Cornell Corrections, Inc. Amended and Restated 1996 Stock Option Plan (incorporated by reference to Exhibit B to the Company's Proxy Statement dated March 9, 1998).

 *4.7 Cornell Corrections, Inc. Employee Stock Purchase Plan.

 *4.8 Cornell Deferred Compensation Plan.

 *5   Opinion of Locke Liddell & Sapp LLP.

*23.1 Consent of Arthur Andersen LLP.

*23.2 Consent of Locke Liddell & Sapp LLP (included in Exhibit 5).

*24   Powers of Attorney.
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  * filed herewith.

ITEM 9.UNDERTAKINGS

 (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

   PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of June, 1999.

                                    CORNELL CORRECTIONS, INC.


                                    By:   /s/ DAVID M. CORNELL
                                              David M. Cornell
                                              Chairman of the Board and
                                              Chief Executive Officer


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                         TITLE                          DATE
       ---------                         -----                          ----
/s/ DAVID M. CORNELL           Chairman of the Board, President    June 8, 1999
    DAVID M. CORNELL           and Chief Executive Officer
                               (Principal Executive Officer)

/s/ STEVEN W. LOGAN            Acting Chief Financial Officer      June 8, 1999
    STEVEN W. LOGAN            (Principal Financial Officer)


*/s/ PETER A. LEIDEL           Director                            June 8, 1999
     PETER A. LEIDEL


*/s/ ARLENE R. LISSNER         Director                            June 8, 1999
     ARLENE R. LISSNER


*/s/ TUCKER TAYLOR             Director                            June 8, 1999
     TUCKER TAYLOR



*By:  /s/ STEVEN W. LOGAN
          STEVEN W. LOGAN
          Attorney-in-Fact

                                EXHIBIT INDEX


Exhibit
  NO.      DESCRIPTION

  4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

  4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

  4.3 Certificate representing Common Stock (incorporated by reference to
      Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-08243)(the "Form S-1")).

  4.4 Registration Rights Agreement dated as of March 31, 1994, as amended, among the Company and the stockholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.2 to the Form S-1).

  4.5 Rights Agreement dated as of May 1,1998 between the Company and American Securities Transfer & Trust, Inc., as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed May 11, 1998).

  4.6 Cornell Corrections, Inc. Amended and Restated 1996 Stock Option Plan (incorporated by reference to Exhibit B to the Company's Proxy Statement dated March 9, 1998).

 *4.7 Cornell Corrections, Inc. Employee Stock Purchase Plan.

 *4.8 Cornell Deferred Compensation Plan.

 *5   Opinion of Locke Liddell & Sapp LLP.

*23.1 Consent of Arthur Andersen LLP.

*23.2 Consent of Locke Liddell & Sapp LLP (included in Exhibit 5).

*24   Powers of Attorney.
----------------
* filed herewith.